UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2011

GENERAL EMPLOYMENT ENTERPRISES, INC
(Exact name of registrant as specified in its charter)

Illinois	1-05707	36-6097429
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Tower Lane, Suite 2200, Oakbrook Terrace, Illinois		60181
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(630) 954-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02, Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2011, General Employment Enterprises, Inc. terminated the employment of James R. Harlan, the Company’s Chief Financial Officer and Treasurer. Mr. Harlan’s termination was not due to any disagreement with the Company on any matter relating to the Company's operation, policies or practices.

On January 3, 2012, General Employment Enterprises, Inc. appointed Jarett A. Misch as Chief Financial Officer of the Company.  From October 2007 to June 2011, Mr. Misch served as Vice President – Accounting at National Express Corp., the second largest school bus transportation company in North America, where he was responsible for all accounting, payroll, treasury, financial reporting, internal controls and tax matters.  Prior to National Express, he served as Vice President, Controller and Chief Accounting Officer at Factory Card & Party Outlet, a publicly traded retail company.  He has experience in SEC reporting, Sarbanes Oxley compliance and IFRS.  Mr. Misch holds a B.S. in business from Indiana University and is a Certified Public Accountant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GENERAL EMPLOYMENT ENTERPRISES, INC.
(Registrant)

Date: January 3, 2012	By: /s/ Salvatore J. Zizza
Salvatore J. Zizza
Chief Executive Officer

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